Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report January 6, 1995
                (Date of earliest event reported)



                 California Energy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware              1-9874                  94-2213782
(State of other       (Commission File       (IRS Employer
 jurisdiction of       Number)                Identification No.)
 incorporation)



   10831 Old Mill Road        Omaha, Nebraska            68154
 (Address of principal executive offices)              Zip Code




Registrant's Telephone Number, including area code:(402) 330-8900




                               N/A
  (Former name or former address, if changed since last report)

Item 5.  Other Events



Registration Statement filed with SEC

     On January 6, 1995, the Registrant announced it filed an S-3 Registration Statement to issue up to 16,670,000 shares of its common stock in an underwritten public offering. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.


Purchase of 51% of Magma Common Stock

     On January 10, 1995, the Registrant announced that its wholly owned subsidiary, CE Acquisition Company, Inc., has accepted payment for 12,400,000 shares of Magma Power Company common stock at $39 per share, which, together with shares already owned by Registrant, represent approximately 51% of Magma's common stock. A copy of the press release issued by the Registrant is set forth as Exhibit 2 hereto and is incorporated herein by reference.



Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated January 6, 1995.
Exhibit 2 - Press Release dated January 10, 1995.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersighed hereunto duly authorized.

                              California Energy Company, Inc.



                              By: \s\ Douglas L. Anderson
                                    Douglas L. Anderson
                                    Assistant Secretary


Dated: January 11, 1995